UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2020

GREENLANE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38875	83-0806637
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1095 Broken Sound Parkway	Suite 300
Boca Raton	FL	33487
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 292-7660

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	GNLN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President Sales and Marketing North America

On September 8, 2020, the board of directors (the “Board”) of Greenlane Holdings, Inc. (the “Company”) appointed Michael Cellucci as the Company’s President Sales and Marketing North America, effective upon the execution of an employment agreement with the Company, which the Company expects to occur on or before September 25, 2020. The terms of Mr. Cellucci’s employment agreement are described below.

From March 2019 until joining the Company, Mr. Cellucci served as the President of Fairfax Group LLC, a consulting firm focused on assisting early state companies in the cannabis and hemp categories. From January 2017 to March 2019, Mr. Cellucci served as the President and Chief Operating Officer of Quality Importers Trading Co. Inc., a designer, importer and wholesaler of tobacco based products. Under his leadership, the company transformed from a wholesale trading company to full service supplier to the tobacco industry through the acquisition of Xikar International, the industry leading brand in cigar and lifestyle accessories. Prior to Quality Importers Trading Co. Inc., Mr. Cellucci spent 17 years at Drew Estate, a premium cigar company from January 2000 to July 2016, the last four years of which he held the position of President There are no transactions between Mr. Cellucci and the Company that would be reportable under Item 404(a) of Regulation S-K.

Pursuant to the terms of his employment agreement (as described further below), Mr. Cellucci will be paid an annual base salary of $230,000 and have an annual bonus opportunity based upon achieved Company performance metrics, as well as individual performance goals, which, in the sole discretion of the compensation committee of the Board (the “Compensation Committee”), may be paid in cash or in equity awards. Mr. Cellucci will also receive a grant of $115,000 in options to purchase shares of the Company’s common stock. Mr. Cellucci will enter into an indemnification agreement with the Company in the form entered into by the Company with its other executive officers.

Amended and Restated Employment Agreement with General Counsel

On September 9, 2020, the Company entered into an amended and restated employment agreement with Douglas Fischer, the Company’s General Counsel, the terms of which are described below.

Employment Agreements with Michael Cellucci and Douglas Fischer

The terms of Messrs. Cellucci’s and Fischer’s (the “Executive Officers”) employment agreements with a subsidiary of the Company (the “Employment Agreements”) are described below.

The Employment Agreements provide for terms of three years commencing on the effective date, during which time Mr. Cellucci will serve as President Sales and Marketing North America and Mr. Fischer will continue to serve as General Counsel. During his term of employment, Mr. Cellucci will be permitted to work in a limited capacity for, or any interest in, the following entities: Fairfax Group LLC, Early Game, Inc. (d/b/a Phyto Family), Phytoterps LLC (d/b/a Phytoterps), Quality Importers Trading Company, LLC or One Hundred & 5 LLC, but only to the extent such work or interests do not present a conflict of interest or otherwise violate the terms of Mr. Cellucci’s employment agreement or the Company’s written policies.

If an Executive Officer’s employment continues following the expiration of the three-year term of the Employment Agreements, the term of the applicable Employment Agreement shall automatically be extended for successive one-year periods unless either party gives written notice of termination not less than 90 days prior to the termination of the then-current term. Pursuant to the Employment Agreements, Mr. Cellucci will be paid a base salary of $230,000; Mr. Fischer will be paid a base salary of $225,000, subject to annual review by the Compensation Committee. The Executive Officers will also be eligible to receive an annual bonus based upon the attainment of one or more performance goals or other established criteria set by the Board or the Compensation Committee. Mr. Fischer is eligible to receive an annual bonus in an amount up to 25% of his base salary. The Executive Officers will also continue to be eligible to receive equity and other long-term incentive awards under any applicable plan adopted by the Company during the term of their employment. In the sole discretion of the Compensation Committee, each Executive Officers’ bonus may be paid in cash or in equity awards.

Pursuant to the Employment Agreements, the Executive Officers are each terminable by the Company at any time (i) without cause (as defined as defined in the Employment Agreements and summarized below), (ii) for cause, (iii) in the event of their death, or (iv) in the event of their disability. Each Executive Officer may terminate their Employment Agreement for any reason.

If an Executive Officer’s Employment Agreement is terminated by the Company without cause, the Executive Officer is entitled to receive their then-current base salary to the date of termination, any bonus that has accrued but is unpaid as of the date of termination and any reimbursable expenses not yet reimbursed as of such date. If terminated without cause, the Executive Officer is also entitled to severance equal to three (3) months of base salary in effect on the date of termination, which shall be payable in equal installments in accordance with the Company’s regular payroll practices. The Executive Officers will also receive two weeks of base salary for each full year of service for the Company completed by the respective Executive Officer.

If an Executive Officer’s Employment Agreement is terminated by Company (i) for cause, (ii) in the event of the Executive Officer’s death, or (iii) in the event of their disability, or if the Executive Officer terminates their Employment Agreement for any reason, the respective Executive Officer is entitled to receive their then-current base salary to the date of termination, any bonus that has accrued but is unpaid as of the date of termination and any reimbursable expenses not yet reimbursed as of such date.

Pursuant to the terms of the Employment Agreements, “cause” means: (i) the conviction of the Executive Officer of the commission of a felony or other crime involving moral turpitude (including pleading guilty or no contest to such crime), whether or not such felony or other crime was committed in connection with the business of the Company Group (as defined in the Employment Agreements); (ii) the commission of any act or omission involving gross negligence, willful misconduct, moral turpitude, misappropriation, embezzlement, dishonesty, or fraud in connection with the performance of the Executive Officer’s duties and responsibilities hereunder; (iii) reporting to work under the influence of alcohol or illegal drugs, the use of illegal drugs at the workplace, or other conduct causing the Company Group public disgrace or disrepute or significant economic harm, whether in conjunction with the performance of Executive Officer’s duties on behalf of the Company Group or otherwise; (iv) the commission of any act or omission which is significantly injurious to the Company Group, monetarily, as determined in the reasonable discretion of the Company’s Board of Directors; (v) willful failure or refusal to perform material duties and responsibilities as reasonably directed by the Company’s Chief Executive Officer or Board of Directors; (vi) any act or omission deliberately aiding or abetting a competitor of the Company Group to the disadvantage or detriment of the Company Group; (vii) breach of any applicable fiduciary duty to the Company Group; or (viii) any other material breach of the Employment Agreement.

The Executive Officers have agreed that during the employment term with the Company and for a period of twenty-four (24) months from the date of termination of Executive Officer’s employment with the Company for any reason other than by the Employee for Cause in the case of Mr. Cellucci and for any reason whatsoever in the case of Mr. Fischer (and whether upon notice of the Company or the Executive Officer) (the “Restricted Period”), the Executive Officers will not engage, directly or indirectly, as a principal, officer, agent, employee, director, member, partner, stockholder (other than as the passive holder of less than 2% of the outstanding stock of a publicly-traded corporation), independent contractor, or through the investment of capital, lending of money or property, rendering of consulting services or advice, or in any other capacity, whether with or without compensation or other remunerations, in the Restricted Business (as hereinafter defined) anywhere within the Restricted Area (as defined below), except on behalf of the Company or with the prior written consent of the Board. “Restricted Area” includes any country, state, province, county, or city in which Company Group (i) conducts business as of the date of termination of Executive Officer’s employment with the Company or (ii) conducted business within the one-year period prior to the date of termination of Executive Officer’s employment with the Company. Under Mr. Cellucci’s employment agreement, “Restricted Business” means the business of selling vaporization products and accessories, consumption devices and accessories, hemp-derived cannabidiol, and ancillary products for licensed cannabis producers (e.g. child-resistant packaging), and any other business that is competitive with the products or services provided by the Company and which account for a material portion of the business of the Company Group. Notwithstanding the foregoing, neither Early Game, Inc. (d/b/a Phyto Family) nor Phytoterps LLC (d/b/a Phytoterps) shall be considered a Restricted Business in connection with those entities’ sales of terpenes, cannabinoids, two-way humidification, and chromatography. Under Mr. Fischer’s employment agreement, “Restricted Business” means the business of selling vaporization products and accessories, consumption devices and accessories, hemp-derived cannabidiol, and ancillary products for licensed cannabis producers (e.g. child-resistant packaging), and any other business that is the same as, similar to, or competitive with the products or services provided by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLANE HOLDINGS, INC.

Dated: September 14, 2020	By:	/s/ William Mote
William Mote
Chief Financial Officer